PULTE CORPORATION
      EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)
                    (000's omitted, except per share data)

                                                            Three Months Ended           Six Months Ended
                                                                 June 30,                    June 30,
                                                         -----------------------    -------------------------
                                                            1998          1997          1998          1997
                                                         ----------   ----------    -----------   -----------
Basic:
 Numerator:
   Net income......................................      $   23,844   $   13,873    $    35,105   $    16,110
                                                         ==========   ==========    ===========   ===========
 Denominator:
   Weighted average common shares outstanding......          43,039       42,764         42,815        44,668
                                                         ==========   ==========    ===========   ===========
   Net income per share............................      $      .55   $      .32    $       .82   $       .36
                                                         ==========   ==========    ===========   ===========

Assuming dilution:
 Numerator:
   Net income......................................      $   23,844   $   13,873    $    35,105   $    16,110
                                                         ==========   ==========    ===========   ===========

 Denominator:
   Weighted average common shares outstanding......          43,039       42,764         42,815        44,668
   Effect of dilutive securities - stock options...             913          252            793           312
                                                         ----------   ----------    -----------   -----------
      Total .......................................          43,952       43,016         43,608        44,980
                                                         ==========   ==========    ===========   ===========
          Net income per share.....................      $      .54   $      .32    $       .81   $       .36
                                                         ==========   ==========    ===========   ===========